                                                                     Exhibit K-2



                        SUMMARY OF LOST ECONOMY RATIOS


                                                            UE and CIPS
                                   _______________________________________________________________________

                                           NEWGAS-UE                             NEWGAS-CIPS
                                   ________________________________   ____________________________________

                                                       Percent of                             Percent of
                                                     estimated loss                         estimated loss
                                    Amount          of economies to:          Amount       of economies to:
                                    ______          ________________          ______       ________________



Operating Revenues               $87,814,000                  25.19%      $129,611,000               28.02%

Operating Revenue Deductions/1/   80,478,000                  27.48%       117,377,000               30.94%

Gross Income/2/                    7,336,000                 301.47%        12,234,000              296.85%

Net Income/2/                      5,205,000                 424.90%         8,573,000              423.62%

Estimated Loss of Economies       22,242,000                                35,986,000

NOTES

1         Excludes federal income taxes.

2         Before deducting federal income taxes.



                                                                           CINergy
                                        ____________________________________________________________________________



                               Gas Properties of Cincinnati       Gas Properties of Union Light,     Gas Properties of Lawrenceburg
                                Gas & Electric Co. - 1993           Heat and Power Co. - 1993                 Gas Co. - 1993
                               ___________________________        ___________________________        ______________________________

                                               Percent of                            Percent of                           Percent of
                                               estimated                             estimated                            estimated
                                                loss of                               loss of                              loss of
                                               economies                             economies                            economies
                                   Amount         to:                Amount             to:              Amount              to:
                                  _______      __________            _______         __________          _______          __________



Operating Revenues            $382,726,614           7.88%        $74,769,120             10.93%       $7,516,461             14.46%

Operating Revenue              355,064,520           8.49%         64,616,026             12.65%        6,268,225             17.34%
Deductions/1/

Gross Income/2/                 27,732,094         108.71%         10,153,094             80.49%        1,298,236             87.09%

Net Income/2/                   14,286,471         211.02%          6,335,113            129.00%        1,062,927            102.28%

Estimated Loss of Economies     30,146,860                          8,172,339                           1,087,136



NOTES

1         Excludes federal income taxes.

2         Before deducting federal income taxes.



                                            Gulf States Utilities            Fitchburg Gas & Electric
                                         ----------------------------     -----------------------------
                                            GSU Gas Division 1991          Fitchburg Gas Division 1990
                                         ----------------------------     -----------------------------
                                                       Percent of                        Percent of
                                                    estimated loss of                 estimated loss of
                                          Amount      economies to:        Amount       economies to:
                                       -----------  -----------------   -----------   -----------------

Operating Revenues                     $31,858,000       16.13%         $17,324,993       13.94%

Operating Revenue Deductions/1/         30,770,000       16.70%          15,755,267       15.33%

Gross Income/2/                          1,088,000      472.24%           1,569,726      153.87%

Net Income/2/                               n/a           n/a                n/a            n/a

Estimated Loss of Economies              5,138,000                        2,415,391

NOTES

/1/  Excludes federal income taxes.

/2/  Before deducting federal income taxes.



                                                                                   General Public Utilities
                                  NEES              Middle South Utilities, Inc.            Corp.               Philadelphia Company
                      -------------------------     ----------------------------   ------------------------     --------------------
                                                                                   Gas Properties of Jersey
                          Gas Properties of 8        Gas Properties of Louisiana    Central Power & Light
                      Subsidiaries Combined-1958       Power & Light Co.-1954            Co.-6/30/49               Gas Group-1946
                      --------------------------    ----------------------------   ------------------------     --------------------

                                     Percent of                    Percent of                   Percent of               Percent of
                                      estimated                    estimated                    estimated                 estimated
                                       loss of                      loss of                      loss of                   loss of
                                      economies                    economies                    economies                 economies
                         Amount          to:           Amount         to:            Amount        to:          Amount       to:
                        ----------   ----------      ---------     ------------     --------    ----------     --------  ----------

Operating Revenues      $22,752,270     4.83%        $5,264,186        5.18%       $4,714,958      4.87%      $16,656,560   3.00%

Operating Revenue
 Deductions/1/           18,207,191     6.03%         4,112,285        6.63%        4,235,661      5.42%       13,197,846   3.79%

Gross Income/2/           4,718,864    23.28%         1,151,901       23.68%          479,477     47.84%        3,565,357  14.03%

Net Income/2/             3,669,931    29.93%             n/a          n/a            202,582    113.24%           n/a      n/a

Estimated Loss of
 Economies                1,098,500                     272,816                       229,398                     500,328

NOTES

/1/  Excludes federal income taxes.

/2/  Before deducting federal income taxes.


                                  The North American Company                Engineers Public Service Company
                               -------------------------------   ------------------------------------------------------
                                                                                             Gas Properties of Virginia
                               Gas Properties of the St. Louis     Gas Properties of Gulf        Electric and Power
                                     County Gas Co.-1942         States Utilities Co.-1940            Co.-1940
                               -------------------------------   -------------------------   --------------------------

                                                    Percent of                  Percent of                   Percent of
                                                    estimated                    estimated                    estimated
                                                     loss of                      loss of                      loss of
                                                    economies                    economies                    economies
                                   Amount              to:           Amount         to:        Amount            to:
                                 ----------        ----------       --------    ----------   ----------      ----------


Operating Revenues               $2,748,770             5.85%       $638,711        6.58%*   $1,057,000           3.38%

Operating Revenue                 2,009,757             8.01%        444,006        9.46%*      735,294           4.86%
  Deductions/1/

Gross Income/2/                     742,027            21.68%        201,594       20.85%*      317,890          11.25%

Net Income/2/                       661,110            24.34%        166,402       25.25%*      168,412          21.23%

Estimated Loss of Economies         160,900                           42,024                     35,750

NOTES

/1/  Excludes federal income taxes.

/2/  Before deducting federal income taxes.

* Based on estimated cost increases rejected by the Commission as "overstated" and "doubtful." In re Engineers Public Service Co., 12 SEC 41, 80-81 (Sept. 16, 1942).